Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-91578 of Peoples Community Bancorp, Inc. on Form S-8 of our report dated October 30, 2003, incorporated by reference in this Annual Report on Form 10-K of Peoples Community Bancorp, Inc. for the year ended September 30, 2005.

/s/ Grant Thornton LLP
Cincinnati, Ohio
December 29, 2005